Exhibit 10.2

January 28, 2021

500.COM LIMITED

AND

LOTO INTERACTIVE LIMITED

SUBSCRIPTION AGREEMENT in respect of 169,354,839 Shares in the authorized share capital of LOTO INTERACTIVE LIMITED

i

THIS AGREEMENT is made on January 28, 2021

BETWEEN:

(1)	500.COM LIMITED, a company incorporated under the laws of the Cayman Islands, whose business address is at 12F, West Side, Block B, Building No. 7, Shenzhen Bay Eco-Technology Park, Nanshan District, Shenzhen, the PRC (the Subscriber); and

(2)	LOTO INTERACTIVE LIMITED, a company incorporated under the laws of the Cayman Islands, with its principal place of business in Hong Kong at Units 813 & 815, Level 8, Core F, Cyberport 3, 100 Cyberport Road, Hong Kong and the shares of which are listed on the GEM operated by The Stock Exchange of Hong Kong Limited (stock code: 8198) (the Company).

WHEREAS:

(A)  As at the date of this Agreement, the Company has 379,023,983 issued Shares, which have been issued, fully paid and are listed on the GEM operated by the Hong Kong Stock Exchange. As at the date of this Agreement, the Subscriber holds 127,871,432 Shares, representing approximately 33.74% of the issued share capital of the Company.

(B)  The Company proposes to issue the New Shares to the Subscriber.

(C)   The Company has agreed to allot and issue, and the Subscriber has agreed to subscribe for, the New Shares on the terms and conditions of this Agreement.

(D)  The Company proposes to enter into the Acquisition Agreement in relation to the Acquisition. The Subscription and the Acquisition shall be inter-conditional, and the Company proposes to apply the Total Subscription Price towards the Acquisition.

NOW IT IS HEREBY AGREED as follows:

1.             DEFINITIONS AND INTERPRETATION

1.1           In this Agreement (including the recitals above), the following expressions shall, unless the context otherwise requires, have the following meaning:

Acquisition means the acquisition of an aggregate of 49% equity interest of 甘孜州长河水电消纳服务有限公司 (Ganzi Changhe Hydropower Consumption Service Co., Ltd.) by a wholly-owned subsidiary of the Company from 深圳市诚佑科技有限公司 (Shenzhen Chengyou Technology Co., Ltd.) and Mr. Guo Xiaoquan (郭筱筌) pursuant to the Acquisition Agreement;

Acquisition Agreement means the sale and purchase agreement to be entered into on or around the same date as the date of this Agreement in connection with the Acquisition;

Affiliate means, in relation to a person, any other person which, directly or indirectly, controls, is controlled by or is under the common control of the first mentioned person. For the purposes of this Agreement, control means, in relation to any person, having the power to direct the management or policies of such person, whether through the ownership of more than 50% of the voting power of such person, through the power to appoint a majority of the members of the board of directors or similar governing body of such person, or through contractual arrangements or otherwise, and references to controlled or controlling shall be construed accordingly;

Agreement means this agreement, where applicable, as amended or varied from time to time by an instrument in writing duly executed by the parties;

Announcement means the announcement by the Company of the Subscription and the transactions contemplated under this Agreement which the Company proposes to issue immediately following the entry into of this Agreement;

Applicable Law means, with respect to any person, any laws, regulations, rules, standards, measures, guidelines, treaties, judgments, determination, orders or notices of any Government Authority or stock exchange that is applicable to such person;

Approval Authorities has the meaning given in clause 3.5;

Board means the board of directors of the Company from time to time;

Business Day means any day (other than a Saturday, Sunday and public holiday) on which banks are open for general banking business in the Cayman Islands, Hong Kong and the PRC;

Company has the meaning given in the Preamble;

Company’s Warranty means a statement contained in Schedule 1 to this Agreement and Company’s Warranties means all of those statements;

Completion means completion of the Subscription in accordance with clause 4;

Completion Date has the meaning given in clause 4.1;

Conditions means the conditions set out in clause 3.1;

Confidential Information means all information which relates to the provisions or subject matter of this Agreement or any document referred to herein or the negotiations relating to this Agreement or details relating to the parties including business, marketing, technical, scientific or other information, but does not include information:

(i)	to the extent that it is or becomes generally known to the public not as a result of any breach of this Agreement;

(ii)	that was in the lawful possession of the receiving party prior to its disclosure by the disclosing party; or

(iii)	that is or becomes available to the receiving party other than as a result of a disclosure by a person in breach of a duty of confidentiality owed to the disclosing party;

Encumbrance means a mortgage, charge, pledge, lien, option, restriction, right of first refusal, right of pre-emption, third party right or interest, other encumbrance or security interest of any kind, or another type of preferential arrangement (including, without limitation, a title transfer or retention arrangement) having similar effect;

Equity Securities means Shares or any options or other securities which are by their terms convertible into or exchangeable or exercisable for Shares in the share capital of the Company;

GEM Listing Rules means the Rules Governing the Listing of Securities on the Growth Enterprise Market of The Stock Exchange of Hong Kong Limited;

Government Authority means any national, provincial, municipal or local government, administrative or regulatory body or department, court, tribunal, arbitrator or any body that exercises the function of a regulator;

Group means the Company and its subsidiaries;

HK$ means Hong Kong dollar, the lawful currency of Hong Kong, and references to any amount in such currency shall be deemed to include a reference to any equivalent amount in any other currency;

Hong Kong means the Hong Kong Special Administrative Region of the PRC;

Hong Kong Stock Exchange means The Stock Exchange of Hong Kong Limited;

Long Stop Date means the date falling six (6) months after the date of this Agreement (or such other date as the parties may agree in writing);

New Shares means the number of new Shares set out in clause 2.1 to be allotted and issued by the Company and to be subscribed by the Subscriber in accordance with the terms and conditions of this Agreement and New Share means any one of them;

parties means the Subscriber and the Company and party means either of them;

PRC means The People’s Republic of China, which expression for the purpose of this Agreement, except where the context requires, does not apply to Hong Kong, the Macau Special Administrative Region or Taiwan;

Public Documents means the annual and interim reports, circulars and announcements of the Company published on the website of the Hong Kong Stock Exchange;

Securities Act has the meaning given in clause 5.4(i);

SFC means The Securities and Futures Commission of Hong Kong;

SFO means the Securities and Futures Ordinance of Hong Kong (Chapter 571 of the Laws of Hong Kong);

Shares means ordinary shares of HK$0.1 each in the issued share capital of the Company, which are listed on GEM operated by the Hong Kong Stock Exchange and traded in HK$;

Specific Mandate means the specific mandate proposed to be granted to the Board at an extraordinary general meeting of the Company in relation to the issue of the New Shares;

Subscriber has the meaning given in the Preamble;

Subscriber’s Warranty means a statement contained in clause 5.4 and Subscriber’s Warranties means all of those statements;

Subscription means the subscription for the New Shares in accordance with the terms and conditions of this Agreement;

Subscription Price means HK$0.62 per New Share;

Total Subscription Price means the Subscription Price multiplied by the number of New Shares to be allotted and issued under this Agreement, being the amount of HK$ 105,000,000.18;

Trading Day means a day on which the Shares are generally traded on the Hong Kong Stock Exchange; and

United States and U.S. means the United States of America, its territories and possession, any state of the United States and the District of Columbia.

1.2	In this Agreement, unless the context otherwise requires:

(a)	references to a person include any individual, firm, body corporate (wherever incorporated), government, state or agency of a state or any joint venture, association or partnership (whether or not having separate legal personality);

(b)	headings do not affect the interpretation of this Agreement;

(c)	the singular shall include the plural and vice versa;

(d)	references to one gender include all genders; and

(e)	any phrase introduced by the terms including, include, in particular or any similar expression shall be construed as illustrative and shall not limit the sense of the words preceding those terms.

1.3           In this Agreement, references to any statute or statutory provisions includes a reference to that statute or statutory provision as from time to time amended, extended or reenacted.

2.	SUBSCRIPTION

2.1           Subject to the terms and conditions of this Agreement, the Company shall allot and issue to the Subscriber, and the Subscriber shall subscribe for, an aggregate of 169,354,839 New Shares at Completion at the Subscription Price subject to the memorandum and articles of association of the Company.

2.2           The New Shares shall be allotted by the Company to the Subscriber and issued in accordance with clause 4.2(c), fully paid and free from all Encumbrances.

2.3           The New Shares shall rank pari passu in all respects with the Shares already in issue at the date of allotment and in particular will rank in full for all dividends and all other distributions declared, made or paid at any time after the date of allotment and issue.

3.	CONDITIONS

3.1           Completion of the Subscription shall be conditional upon the following conditions having been satisfied:

(a)	the passing of an ordinary resolution by the independent shareholders of the Company at the general meeting of the Company for approving the Specific Mandate and the allotment and issue of the New Shares by the Company in accordance with the Applicable Law (including the GEM Listing Rules);

(b)	the Listing Committee of the Hong Kong Stock Exchange granting approval for the listing of, and permission to deal in, the New Shares on the Hong Kong Stock Exchange and such approval and permission remaining in full force and effect;

(c)	the passing of an ordinary resolution by the shareholders of the Company at the general meeting of the Company for approving the increase of authorised share capital of the Company to HK$65,000,000 divided into 650,000,000 shares of HK$0.1 each;

(d)	all necessary governmental approvals, consents, filings and reports for the completion of the Subscription having been obtained or duly filed (as applicable) by the Company;

(e)	all necessary governmental, shareholders’ and the third parties’ approvals, consents, filings and reports for the completion of the Subscription having been obtained or duly filed (as applicable) by the Subscriber; and

(f)	the transactions contemplated by the Acquisition Agreement having become unconditional in accordance with its terms (other than any condition relating to this Agreement having become unconditional).

3.2           The Company shall use all reasonable efforts to achieve satisfaction of the Conditions (a), (b), (c), (d) and (f) as soon as possible before the Long Stop Date, and the Subscriber shall use all reasonable efforts to achieve satisfaction of the Condition (e) as soon as possible before the Long Stop Date.

3.3           The conditions specified in clause 3.1 above are not capable of being waived by any of the parties hereto.

3.4           In the event that Completion does not take place by the Long Stop Date, the parties shall then consult each other and discuss a later date for the satisfaction of the Conditions and the Completion as the parties may agree in writing. In the event that the parties cannot agree to a later date, either party shall be entitled to terminate this Agreement by written notice to the other party and this Agreement and all rights and obligations of the parties hereunder shall cease and terminate save for accrued rights and obligations of the parties under this Agreement.

3.5           Each of the Parties shall, at the request of the relevant governmental authorities referred to in clause 3.1 (the Approval Authorities), furnish such information, supply such documents and do all such acts and things as may reasonably be required by such Approval Authorities in connection with the fulfillment of the Conditions in respect of such party, and each party shall be responsible for its own fees in relation thereto. At the request of a party, the other party shall update such party of the progress of the application for the approvals or consents from the Approval Authorities in relation to the Subscription as soon as possible.

4.	COMPLETION

4.1           Completion shall take place within ten (10) Business Days after the satisfaction of all the Conditions and at the date and time specified in a written notice from the Company to the Subscriber (the Completion Date), which the Company shall send to the Subscriber not less than three (3) business days before the Completion Date, or such other date as may be agreed by the Company and the Subscriber in writing.

4.2           At Completion:

(a)	the Company shall deliver to the Subscriber a copy of the resolutions of the Board approving the execution and performance of this Agreement and the allotment and issue of the New Shares to the Subscriber;

(b)	the Subscriber shall make full payment of the Total Subscription Price in Hong Kong dollars in immediately available funds without any deduction or set-off by direct transfer to the Company’s designated account;

(c)	the Company shall allot the New Shares to the Subscriber and, if the Subscriber elects to obtain definitive share certificates in respect of the New Shares pursuant to clause 4.2(d)(i), shall promptly thereafter register (or procure the share registrar to register) the Subscriber as member of the Company in respect of the New Shares and deliver a copy of the updated register of members of the Company to the Subscriber evidencing the Subscriber as the owner of the New Shares; and

(d)	at the option of the Subscriber, the Company shall either (i) issue the share certificates in respect of the New Shares in the name of the Subscriber and deliver to the Subscriber definitive share certificates in respect of the New Shares or otherwise as the Subscriber may direct or (ii) issue the share certificates in respect of the New Shares in the name of HKSCC Nominees Limited and deliver the share certificates to Hong Kong Securities Clearing Company Limited for credit to such account with the Central Clearing and Settlement System established and operated by Hong Kong Securities Clearing Company Limited as may be instructed by the Subscriber for such purpose.

4.3           Neither party shall be obliged to complete the transactions under this Agreement unless the other party complies with all its obligations under clause 4.2.

5.	REPRESENTATIONS AND WARRANTIES

5.1           The Company hereby represents and warrants to the Subscriber that as of the date of this Agreement, each Company’s Warranty is true and accurate and not misleading.

5.2           Each of the Company’s Warranties shall be construed as separate, and shall be true and accurate and not misleading immediately before Completion by reference to the facts and circumstances then existing.

5.3           The Company acknowledges that the Subscriber is entering into this Agreement in reliance on each Company’s Warranty which has also been given as a representation and with the intention of inducing the Subscriber to enter into this Agreement.

5.4           The Subscriber hereby represents and warrants to the Company that as of the date of this Agreement each of the following are true, accurate and not misleading:

(a)	it has been duly incorporated and is validly existing under the laws of its place of incorporation;

(b)	it has full power, authority and capacity, and has taken all actions (including all necessary consents, approvals and authorisations from any governmental bodies, shareholders or the third parties) required to enter into and perform its obligations under this Agreement;

(c)	this Agreement has been duly authorised, executed and delivered by the Subscriber and constitutes a legal and binding obligation of the Subscriber enforceable against it in accordance with its terms;

(d)	the execution and delivery of this Agreement by the Subscriber and the Subscription will not contravene or result in a contravention of (i) the memorandum and articles of association or other constituent or constitutive documents of the Subscriber or (ii) the laws of any jurisdiction to which the Subscriber is subject in respect of the transactions contemplated under this Agreement or which may otherwise be applicable to the Subscriber in connection with the Subscription or (iii) any agreement or other instrument binding upon the Subscriber or any judgment, order or decree of any governmental body, agency or court having jurisdiction over such Subscriber;

(e)	the Subscriber is not subscribing for the New Shares with a view to, or for resale in connection with, any public sale or distribution thereof in violation of the laws of any other jurisdiction;

(f)	the New Shares will be subscribed by the Subscriber on the basis that the Subscriber has relied only on information in relation to the Company that is generally available to the public (including, without limitation, information contained in the Public Documents published by the Company) as well as information independently developed and applied by the Subscriber using only its own knowledge and resources and that the Subscriber has not relied, and will not be entitled to rely, on any legal opinion or other advice given by legal counsel to the Company or the Company’s representatives or advisers, and has taken its own independent advice to the extent it has considered necessary and appropriate;

(g)	it will accept the New Shares subject to the memorandum and articles of association of the Company;

(h)	it is subscribing for the New Shares as a principal and not as agent or trustee for any other person; and

(i)	it is either (i) not a “U.S. person” as defined in Rule 902 of Regulation S of United States Securities Act of 1933, as amended (the “Securities Act”), or (ii) an “accredited investor” within the meaning of Rule 501(a) under Regulation D of the Securities Act.

5.5           Each of the representations and warranties of the Subscriber set out in clause 5.4 shall be construed as separate, and shall be deemed to be repeated immediately before Completion by reference to the facts and circumstances then existing.

5.6           The Subscriber acknowledges that the Company is entering into this Agreement in reliance on each Subscriber’s Warranty which has also been given as a representation and with the intention of inducing the Company to enter into this Agreement.

5.7           If any party fails to perform any of its obligations in any material respect (including its obligation at Completion) under this Agreement or breaches any of the terms set out in this Agreement or any warranties given by it in any material respect prior to Completion, then without prejudice to all and any other rights and remedies available at any time to a non-defaulting party (including but not limited to the right to damages for any loss suffered by that party), any non-defaulting party may by notice either require the defaulting party to perform such obligations or, insofar as the same is practicable, remedy such breach or to the extent it relates to the failure of the defaulting party to perform any of its obligations on or prior to Completion in any material respect, treat the defaulting party as having repudiated this Agreement and rescind the same, whereupon neither party shall be obliged to perform any of its obligations hereunder and shall not have any claim against each other, except in respect of claims arising out of any antecedent breach of this Agreement. The rights conferred upon the respective parties by the provisions of this clause 5 are in addition to and do not prejudice any other rights the respective parties may have under law. Failure to exercise any of the rights herein conferred shall not constitute a waiver of any such rights.

6.	VARIATION

6.1           No amendment of this Agreement shall be valid unless it is in writing and duly executed by or on behalf of all of the parties to it.

7.	ASSIGNMENT

7.1           No party to this Agreement shall nor shall it purport to assign, transfer, charge, pledge, delegate or otherwise deal with all or any of its rights under this Agreement nor grant, declare, create or dispose of any right or interest in it without the prior written consent of the other party to this Agreement. Any purported assignment in contravention of this clause 7 shall be void.

8.	Waivers

8.1           No failure or delay by a party in exercising any right or remedy provided by law or under this Agreement shall impair such right or remedy or operate or be construed as a waiver or variation of it or preclude its exercise at any subsequent time and no single or partial exercise of any such right or remedy shall preclude any further exercise of it or the exercise of any other remedy.

9.	SEVERABILITY

9.1           If any provision of this Agreement is held to be invalid or unenforceable, then such provision shall (so far as it is invalid or unenforceable) be given no effect and shall be deemed not to be included in this Agreement but without invalidating any of the remaining provisions of this Agreement.

10.	TERMINATION

10.1         This Agreement may be terminated:

(a)	in accordance with clause 3.4;

(b)	by either party in the event there is a material breach of this Agreement on the part of the other party; or

(c)	with the written consent of all the parties to this Agreement.

10.2         In the event that the Agreement is terminated pursuant to clause 10.1, neither party shall have any claim under this Agreement of any nature against the other party except in respect of any rights and liabilities which have accrued before termination under this Agreement.

10.3         Each party shall inform the other party immediately of any matter which in its reasonable opinion would entitle that other party to terminate this Agreement.

11.	ANNOUNCEMENTS

11.1         Save for the Announcement in connection with, among others, the Subscription or as otherwise required by law (including any Applicable Laws of any other places which has a jurisdiction over the Company) or any stock exchanges (including the Hong Kong Stock Exchange), government authority, or any other regulatory authority which has jurisdiction over the Company, the Subscriber or the Subscription, no announcement or circular relating to the parties, this Agreement and the transactions contemplated herein shall be made by or on behalf of any party to this Agreement without the prior approval in writing of the other party.

12.	CONFIDENTIALITY

12.1         Subject to clause 12.2, each party shall keep the Confidential Information confidential. No reference or disclosure shall be made by a party regarding any Confidential Information to a third party without the other party’s prior written consent. The Confidential Information shall not be used for any purposes other than those explicitly specified in this Agreement or in connection with the transactions contemplated by this Agreement.

12.2         Clause 12.1 does not apply to disclosure of Confidential Information:

(a)	to any director, officer or employee of any party whose function requires him to have the Confidential Information;

(b)	to any adviser, consultant, agent or financing sources of any party in connection with the transactions contemplated by this Agreement on a need-to-know basis;

(c)	the disclosure of this Agreement by the Company as required by law (including any Applicable Laws of any other places which has a jurisdiction over the Company) or any stock exchanges (including the Hong Kong Stock Exchange) or Government Authority which has jurisdiction over the Company, the Subscriber or the Subscription (including, without limitation, making it available for inspection by the public in accordance with the GEM Listing Rules);

(d)	any submission of this Agreement by each party for the purpose of seeking regulatory approvals and consents in connection with the Subscription; and

(e)	by the Subscriber to its Affiliates，

provided that in relation to paragraph (a), (b) or (e) above, the disclosing party shall procure that the persons and/or the Affiliates that receive the Confidential Information shall comply with clauses 12.1 and 12.2.

12.3         After the expiration or termination of this Agreement, the receiving party receiving the Confidential Information shall return to the disclosing party (or destroy), upon the request of the other party, all materials (including photocopies) containing the disclosing party’s Confidential Information.

13.	TIME OF THE ESSENCE

13.1         Any time, date or period mentioned in this Agreement may be extended by mutual written agreement between the parties but, as regards any time, date or period originally fixed or any date or period so extended as aforesaid, time shall be of the essence.

14.	COSTS AND EXPENSES

14.1         Each party to this Agreement shall bear its own costs and expenses incurred in relation to the negotiation, preparation and implementation of this Agreement.

15.	NOTICES

15.1         All notices delivered hereunder shall be in writing and shall be communicated to the following addresses:

If to the Subscriber:

Address:	12F, West Side, Block B, Building No. 7, Shenzhen Bay Eco-Technology Park, Nanshan District, Shenzhen, the PRC

Facsimile:	+86-755-83796070
For the attention of:	Mr. YU Bo

If to the Company:

Address:	Units 813&815，Level 8, Core F, Cyberport 3, 100 Cyberport Road, Hong Kong

Facsimile:	+852 2656 0023
For the attention of:	Mr. YAN Hao

15.2         Any such notice shall be served either by hand or by sending it by courier or by facsimile (followed by e-mail notification in both cases). Any notice shall be deemed to have been served, if served by hand or by courier, when delivered, and if sent by facsimile, at the time of transmission. Any notice received on a Saturday or Sunday or public holiday shall be deemed to be received on the next Business Day.

16.	COUNTERPARTS

16.1         This Agreement may be executed in any number of counterparts, and by each party hereto on separate counterparts. Each counterpart is an original, but all counterparts shall together constitute one and the same instrument. Delivery of an executed counterpart signature page of this Agreement by e-mail attachment (PDF) shall be an effective mode of delivery.

17.	MISCELLANEOUS

17.1         This Agreement sets out the entire agreement between the parties in respect of the subscription of the New Shares and supersedes any previous agreements between the parties relating to the subject matter of this Agreement. Neither party has entered into this Agreement in reliance upon any representation, warranty or undertaking of the other party which is not expressly set out or referred to in this Agreement.

17.2         Each party shall perform (or procure the performance of) all further acts and things and execute and deliver (or procure the execution and delivery of) such further documents, as may be required by law or as may be necessary or reasonably required by the other party to implement and give effect to this Agreement.

18.	GOVERNING LAW AND JURISDICTION

18.1         This Agreement shall be governed by and construed in accordance with the laws of Hong Kong.

18.2         Any dispute, controversy or claim arising out of or relating to this Agreement, including the validity, invalidity, breach or termination thereof, shall be settled by arbitration in Hong Kong under the Hong Kong International Arbitration Centre Administered Arbitration Rules in force when the notice of arbitration is submitted in accordance with these Rules. The arbitral award is final and binding upon the parties. The language of the arbitration shall be both Chinese and English.

18.3         There shall be three (3) arbitrators who may be selected from within or outside Hong Kong International Arbitration Centre’s panel of arbitrators. Each of the parties shall each nominate one arbitrator in accordance with the Hong Kong International Arbitration Centre Administered Arbitration Rules and the third arbitrator shall be jointly selected by both parties. If the parties fail to nominate the third arbitrator within the term stipulated by the Hong Kong International Arbitration Centre, the HKIAC Council shall appoint the third arbitrator. The third arbitrator shall be the presiding arbitrator.

18.4         When any dispute occurs and when any dispute is under arbitration, except for the matters under dispute, the parties shall continue to exercise their remaining respective rights, and fulfill their remaining respective obligations under this Agreement.

IN WITNESS WHEREOF this Agreement has been entered into the day and year first before written.

SIGNED by Yu Bo for and on behalf of 500.COM LIMITED	) ) )

[Signature Page]

IN WITNESS WHEREOF this Agreement has been entered into the day and year first before written.

SIGNED by Chiu Man Chow for and on behalf of LOTO INTERACTIVE LIMITED	) ) ) )

[Signature Page]

Schedule 1

Company’s Warranties

1.	The Company has been duly incorporated and is validly existing under the laws of its place of incorporation.

2.	The Company has full power, authority and capacity to allot and issue the New Shares, and has taken all actions required, including but not limited to, subject to the Conditions in clause 3.1 being satisfied, the obtaining of all necessary governmental or regulatory approval, in order to enter into and perform its obligations under this Agreement and the transactions contemplated herein.

3.	The execution and delivery of this Agreement by the Company and the Subscription will not contravene or result in a contravention of (i) the articles of association or other constituent or constitutive documents of the Company or (ii) the laws of any jurisdiction to which the Company is subject in respect of the transactions contemplated under this Agreement or which may otherwise be applicable to the Company in connection with the Subscription or (iii) any agreement or other instrument binding upon the Company or any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Company.

4.	This Agreement has been duly authorised, executed and delivered by the Company and constitutes a valid, legal and binding obligation of the Company enforceable against it in accordance with its terms.

5.	All information contained in the Public Documents is true and accurate in all material respects and does not omit to state any material fact necessary to make the information therein misleading.

6.	The Company does not possess any price sensitive information in relation to it or its subsidiaries that the Company has failed to disclose as required under the GEM Listing Rules and the SFO other than that in relation to the Subscription and the transactions contemplated under this Agreement and the Acquisition.

7.	As at the date of this Agreement, 379,023,983 Shares in the Company’s share capital have been issued, fully paid and are listed on the GEM operated by the Hong Kong Stock Exchange.

8.	The New Shares will on allotment and issue be free from all Encumbrances and shall rank pari passu in all respects with the Shares in issue at the date of allotment and in particular will rank in full for all dividends and other distributions declared, made or paid at any time after the date of allotment and issue.

9.	The Specific Mandate is capable and sufficient to cover the allotment and issue of the New Shares to the Subscriber.

10.	The Group has conducted its business in accordance with Applicable Laws in all material respects.

11.	Other than disclosed in the Public Documents on or before the date of this Agreement, there are no proceedings that have commenced or are pending for the bankruptcy, insolvency, winding up, liquidation or reorganisation of any member of the Group and there is no bankruptcy or insolvency in any member of the Group, which would have a material adverse effect on the operations and financial position of the Group as a whole.